EXHIBIT 23.1





            INDEPENDENT ACCOUNTANTS' AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Diamond Shamrock, Inc. has included our report dated May 10, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about May 20, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PRICE WATERHOUSE LLP


    PRICE WATERHOUSE LLP


San Antonio, Texas
May 17, 1996